                                  Exhibit 99.1

[AMKOR LOGO]                                                News Release


              AMKOR TECHNOLOGY REPORTS STRONG THIRD QUARTER RESULTS
               OUTLOOK REMAINS BRIGHT FOR FOURTH QUARTER AND 2000

West Chester, PA. - October, 26 1999 -- Amkor Technology, Inc. (Nasdaq: AMKR), the world's largest provider of contract semiconductor packaging and test services, cited strengthening demand and a strong business outlook in reporting financial results for the third quarter ended September 30, 1999. Total revenues were $502 million, up 30% from $387 million in the third quarter of 1998. Assembly & test revenues rose 21% to $430 million from $357 million in the third quarter of last year. Wafer fab revenues were $72 million compared with $30 million in the third quarter of 1998.

Net income was $26.1 million, or $0.21 per share, compared with $20.9 million, or $0.17 per share, for the third quarter of 1998.

For the first nine months of 1999, revenues rose 20% to $1.37 billion from $1.14 billion in the first nine months of 1998. Net income was $56.5 million, or $0.47 per share, compared to pro forma net income of $51.3 million, or $0.49 per share, for the first nine months of 1998.

"Our first $500 million quarter marks a milestone for Amkor and is a clear indication of the strong and broad-based recovery for traditional and advanced semiconductor packaging," said John Boruch, Amkor's President. "By all accounts, the micro-electronics industry is entering into a multi-year upswing. Amkor's growth has outpaced that of the semiconductor industry over the past five years, and we expect that trend to continue. Looking to both the fourth quarter and 2000, we anticipate strengthening demand, especially for our advanced package technology supporting an expanding range of communications applications."

Unit shipments rose 44% over the year-ago quarter and 14% over the second quarter of 1999. Overall assembly & test capacity utilization rose to 87% from 66% in the year-ago period and 80% in the second quarter of 1999. High end (advanced leadframe and laminate) products were 60% of packaging and test revenues for the third quarter, compared to 58% in the third quarter of 1998.

"We continue to expand capacity, especially for our advanced product lines in both the Philippines and Korea in order to accommodate strong customer demand, which we expect will continue into next year," said Mr. Boruch. "Given the broad diversification of our customers and our package applications, we continue to believe that the recent earthquake in Taiwan will have a very minor impact on our business."

                                     -more-

"Anam's wafer fab continued to operate at full installed capacity of approximately 17,000 wafer starts per month during the third quarter, reflecting ongoing strong demand from Texas Instruments for digital signal processing products. We believe that during the third quarter there was a definite perception change regarding fab capacity. Our belief is that leading-edge fab capacity is currently in short supply and will remain in short supply for the next year or two. Consequently, customer interest in Anam's fab capacity has greatly increased. I am pleased to note that in the fourth quarter, Anam's fab expects to supply wafers to four other customers, in addition to TI," said Mr. Boruch.

"The pricing environment in semiconductor packaging continued to improve," noted Mr. Boruch. "Overall ASP declines were around 3% for the third quarter, compared with 4% in the prior quarter. This compares very favorably with the ASP decline we experienced in the third quarter of last year. We remain focused on improving our product mix by incorporating more advanced package technology and design. Earlier this month we introduced our MicroLeadFrame package, which we believe holds exceptional promise for the wireless communications industry. We are also excited about our recently announced agreement with Sharp Corporation to share stacked-die chip scale packaging assembly technologies."

Ken Joyce, Amkor's Chief Financial Officer, noted, "Our gross margin improved substantially, to 19.4% from 14.8% in the second quarter of this year, as we began to realize the benefits of our recent investments in our two newest facilities - P3 and K4. We achieved higher utilization rates and enhanced our product mix. In addition, we are just beginning to see some of the results of a long-term, broad-based program designed to enhance productivity and reduce costs."

Amkor also confirmed that later this month, it will be making the first $41 million installment in its previously announced $150 million equity investment in Anam Semiconductor, Inc. Concurrent with this investment, Anam's Creditor Banks are converting a portion of their debt into Anam equity. Amkor presently expects to make further installments of the $150 million investment in each of the next three years, concurrent with additional conversions of Bank debt into Anam equity.

Pro forma results are presented for 1998 because prior to May 1, 1998 certain of the Company's subsidiaries were taxed as S corporations and as a result, did not recognize any provision for Federal income taxes. Pro forma financial data reflect a pro forma provision to reflect the U.S. Federal and state income taxes, which would have been recorded by the Company if these subsidiaries had been C corporations.


                                     -more-

The attached financial statements reflect the $625 million long-term debt raised in connection with the acquisition of K4. The 1999 Balance Sheet and Income Statement data include the asset, liabilities and results of operations for K4 from the acquisition date of May 17, 1999 through June 30, 1999.

Amkor Technology, Inc. is the world's largest provider of contract semiconductor packaging and test services. The company offers a complete set of micro-electronics manufacturing services including deep submicron wafer fabrication, wafer probe testing, IC packaging design, assembly & testing, burn-in, characterization and reliability testing. More information on Amkor Technology, Inc. is available from the company's SEC filings and on Amkor's web site, http://www.amkor.com. Amkor is traded on the Nasdaq Stock Market under the symbol AMKR.

This news release contains forward-looking statements - such as (1) our expectation of strengthening customer demand, particularly for our advanced packaging technology; (2) our expectation that strong customer demand will continue into 2000; (3) Our belief that the micro-electronics industry is moving into a multi-year upswing; (4) our expectation that Amkor's growth will continue to exceed that of the semiconductor industry; (5) our belief that the Taiwan earthquake will have a minimal impact on our business; and (6) our belief that leading-edge fab capacity is currently in short supply and will remain in short supply for the next year or two; and (7) Our believe that our outlook looks bright for fourth quarter and 2000; - that involve risks and uncertainties that could cause actual results to differ from anticipated results. Further information on risk factors that could affect the outcome of the events set forth in these statements and that would affect the company's operating results and financial condition is detailed in the company's filings with the Securities and Exchange Commission, including the Report on Form 10-Q for the fiscal quarter ended June 30, 1999.

Contact:    Jeffrey Luth (Investors)            Peter Brown (Media)
            610-431-9600 ext. 5613              480-821-5000
            jluth@amkor.com                     pbrow@amkor.com


                               (tables to follow)

                             AMKOR TECHNOLOGY, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                FOR THE THREE MONTHS
                                                 ENDED SEPTEMBER 30,
                                               -----------------------
                                                 1998          1999
                                               ---------     ---------
                                              (unaudited)   (unaudited)
      NET REVENUES...................            $386,718     $501,816
      COST OF REVENUES -- including
         purchases from ASI..........             321,758      404,327
                                                 --------     --------
      GROSS PROFIT...................              64,960       97,489
                                                 --------     --------
      OPERATING EXPENSES:
        Selling, general and
         administrative..............              30,017       40,376
        Research and development.....               2,109        2,990
                                                 --------     --------
           Total operating expenses..              32,126       43,366
                                                 --------     --------
      OPERATING INCOME...............              32,834       54,123
                                                 --------     --------
      OTHER (INCOME) EXPENSE:
        Interest expense, net........               2,106       16,995
        Foreign currency (gain) loss.                 130        (253)
        Other expense, net...........               1,195        2,597
                                                 --------     --------
           Total other expense.......               3,431       19,339
                                                 --------     --------
      INCOME BEFORE INCOME TAXES
        AND MINORITY INTEREST........              29,403       34,784
      PROVISION FOR INCOME TAXES.....               8,529        8,696
      MINORITY INTEREST..............                  --          --
                                                       --          --
                                                  -------      -------
      NET INCOME.....................             $20,874      $26,088
                                                  =======      =======

      PER SHARE DATA:
        Basic net  income
           per common share..........                $.18         $.22
                                                     ====         ====
        Diluted net income
           per common share..........                $.17         $.21
                                                     ====         ====

      Shares used in computing basic net
      income per common share...............      117,860      118,276
                                                  =======      =======

      Shares used in computing diluted net
      income per common share                     133,193      135,626
                                                  =======      =======

                             AMKOR TECHNOLOGY, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                 FOR THE NINE MONTHS
                                                 ENDED SEPTEMBER 30,
                                               -----------------------
                                                 1998          1999
                                               ----------    ----------
                                              (unaudited)   (unaudited)
      NET REVENUES...................          $1,143,175    $1,371,698
      COST OF REVENUES -- including
         purchases from ASI..........             948,920     1,144,871
                                               ----------    ----------
      GROSS PROFIT...................             194,255       226,827
                                               ----------    ----------
      OPERATING EXPENSES:
        Selling, general and administrative        87,671       105,499
        Research and development.....               6,104         8,084
                                               ----------    ----------
           Total operating expenses..              93,775       113,583
                                               ----------    ----------
      OPERATING INCOME...............             100,480       113,244
                                               ----------    ----------
      OTHER (INCOME) EXPENSE:
        Interest expense, net........              16,503        29,429
        Foreign currency (gain) loss.               3,833           151
        Other expense, net...........               7,092         6,225
                                               ----------    ----------
           Total other expense.......              27,428        35,805
                                               ----------    ----------
      INCOME BEFORE INCOME TAXES
        AND MINORITY INTEREST........              73,052        77,439
      PROVISION FOR INCOME TAXES.....              16,688        20,906
      MINORITY INTEREST..............                 559            --
                                               ----------    ----------
      NET INCOME.....................             $55,805       $56,533
                                               ==========    ==========
      PRO FORMA DATA (UNAUDITED):
        Historical income before
           income taxes and minority
           interest..................             $73,052
        Pro forma provision for
           income taxes..............              21,188
                                               ----------
        Pro forma income before minority
           Interest..................              51,864
        Historical minority interest.                 559
                                               ----------
        Pro forma net  income........             $51,305
                                               ==========
      PER SHARE DATA:
        Basic net  income
           per common share..........                $.55          $.48
                                                     ====          ====
        Diluted net income
           per common share..........                $.53          $.47
                                                     ====          ====
        Basic pro forma net income
           per common share..........                $.50
                                                     ====
        Diluted pro forma net income
           per common share..........                $.49
                                                     ====

      Shares used in computing basic net
      income per common share........             102,284       118,090
                                                  =======       =======

      Shares used in computing diluted net
      income per common share                     110,933       134,079
                                                  =======       =======

                             AMKOR TECHNOLOGY, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                           DECEMBER 31,  SEPTEMBER 30,
                                              1998           1999
                                          ------------   ------------
                                                         (UNAUDITED)
      ASSETS
      CURRENT ASSETS:
        Cash and cash equivalents..........  $227,587      $81,921
        Short-term investments.............     1,000      205,871
        Accounts receivable --
           Trade, net of allowance for
           doubtful accounts of  $5,952 ...   109,243      162,405
           Due from affiliates.............    25,990        3,692
           Other...........................     5,900        3,933
        Inventories........................    85,628       78,651
        Other current assets...............    16,687       16,642
                                            ---------    ---------
                Total current assets.......   472,035      553,115
                                            ---------    ---------
      PROPERTY, PLANT AND EQUIPMENT, net...   416,111      781,410
                                            ---------    ---------
      INVESTMENTS..........................    25,476       23,741
                                            ---------    ---------
      OTHER ASSETS:
        Due from affiliates................    28,885       29,967
        Intangible assets..................    26,158      298,334
        Other..............................    34,932       61,561
                                            ---------    ---------
                Total other assets.........    89,975      389,862
                                            ---------    ---------
                Total assets...............$1,003,597   $1,748,128
                                           ==========   ==========


      LIABILITIES AND STOCKHOLDERS' EQUITY
      CURRENT LIABILITIES:
        Bank overdraft.....................    $13,429     $15,658
        Short-term borrowings and current
           portion of long-term debt.......     38,657      26,139
        Trade accounts payable.............     96,948     124,188
        Due to affiliates..................     15,722      38,974
        Accrued expenses...................     77,004      97,078
        Accrued income taxes...............     38,892      36,127
                                            ----------  ----------
                Total current liabilities..    280,652     338,164
                                            ----------  ----------
      LONG-TERM DEBT.......................     14,846      10,325
                                            ----------  ----------
      SENIOR AND SENIOR SUBORDINATED NOTES.
                                                     -     625,000
                                             ---------    ---------
      CONVERTIBLE DEBT.....................    207,000     206,900
                                            ----------  ----------
      OTHER NONCURRENT LIABILITIES.........     10,738      19,422
                                            ----------  ----------
      COMMITMENTS AND CONTINGENCIES........
      STOCKHOLDERS' EQUITY:
        Common stock.......................        118         118
        Additional paid-in capital.........    381,061     382,782
        Retained earnings..................    109,738     166,271
        Accumulated other comprehensive
           income..........................       (556)       (854)
                                            ----------  ----------
                Total stockholders' equity.    490,361     548,317
                                            ----------  ----------
                Total liabilities and
                    stockholders' equity... $1,003,597  $1,748,128
                                            ==========  ==========